

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1802




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $15,000,000                 ORIGINAL ISSUE DATE:              December 14, 1998


CUSIP NUMBER:           59018S U51                  STATED MATURITY DATE:             October 1, 2003


INTEREST CALCULATION:                               DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                      /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                      / / 30/360
(FIXED INTEREST RATE):                              / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                           / / COMMERCIAL PAPER RATE
/ / CMT RATE                                        / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                      / / CD RATE
/ / FEDERAL FUNDS RATE                              / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                  LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                   LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months                MINIMUM INTEREST RATE:            Not Applicable


SPREAD:                 0.250%                      MAXIMUM INTEREST RATE:            Not Applicable


INITIAL INTEREST RATE:  5.48875%                    SPREAD MULTIPLIER:                Not Applicable


INTEREST RESET DATES:   Quarterly, on the 1st of January, April, July and October, commencing January 1, 1999;
                        subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 1st of January, April, July and October, commencing January 1, 1999;
                        subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  December 4, 1998

